SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                                [Amendment No. ]

Filed by the Registrant                         [X]
Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                            AMERIVEST PROPERTIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: Not applicable
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                            AMERIVEST PROPERTIES INC.
                      1780 South Bellaire Street, Suite 515
                             Denver, Colorado 80222
                                 (303) 297-1800

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             to be held May 23, 2002

     The 2002 annual meeting of stockholders of AmeriVest Properties Inc. will be held on May 23, 2002 at 10:00 a.m. (Denver time) at Hotel Monaco, 909 17th Street, Denver, Colorado 80202, for the following purposes:

     1. To elect two Class 3 directors to AmeriVest's Board of Directors to hold office until the annual meeting of stockholders to be held in the year 2005 and thereafter until their successors are duly elected and have qualified; and

     2. To transact any other business that properly may come before the meeting and any adjournment or postponement thereof.

     Only the stockholders of record as shown on the transfer books of AmeriVest at the close of business on April 5, 2002 are entitled to notice of, and to vote at, the stockholders meeting and any adjournment or postponement of the meeting.

     Your vote is important. Regardless of whether you expect to attend the meeting in person, please vote by completing, dating, signing and returning promptly the enclosed proxy card in the accompanying envelope (which requires no postage if mailed in the United States) in accordance with the instructions on the proxy card. You may revoke your proxy at any time before it is exercised by delivering written notice of revocation to AmeriVest, by substituting a new proxy executed at a later date, or by requesting, in person at the stockholders meeting, that the proxy be returned.

     ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE STOCKHOLDER MEETING.

                                           By the Board of Directors


                                           ALEXANDER S. HEWITT
                                           Corporate Secretary
Denver, Colorado
April 23, 2002

                                 PROXY STATEMENT

                            AMERIVEST PROPERTIES INC.
                      1780 South Bellaire Street, Suite 515
                             Denver, Colorado 80222
                                 (303) 297-1800

                         ANNUAL MEETING OF STOCKHOLDERS
                                   to be held
                                  May 23, 2002

     This proxy statement is provided in connection with the solicitation of proxies by the Board of Directors of AmeriVest Properties Inc., a Maryland corporation, to be voted at the 2002 annual meeting of stockholders of AmeriVest to be held at 10:00 a.m. (Denver time) on May 23, 2002 at the Hotel Monaco, 909 17th Street, Denver, Colorado 80202, or at any adjournment or postponement of the meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about April 23, 2002.

     The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for each of Robert W. Holman, Jr. and William T. Atkins as the nominees for Class 3 directors, as described in this proxy statement.

     A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to us, by substituting a new proxy executed at a later date, or by requesting, in person at the annual meeting, that the proxy be returned.

     Only holders of common stock of record as of the close of business on April 5, 2002 will be entitled to vote at the meeting. As of the close of business on April 5, 2002, there were outstanding 6,700,140 shares of common stock entitled to vote at the meeting, with each share of common stock entitling the holder of record on such date to one vote.

     The solicitation of proxies is to be made principally by mail. Following the original solicitation, however, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but without compensation for such solicitation other than their regular compensation as employees of AmeriVest. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. All expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material will be paid by us. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders.

     Unless the context indicates otherwise, the terms "us," "we," or "AmeriVest" shall be used in the proxy statement to include AmeriVest Properties Inc. and all its subsidiaries that existed during the period of reference.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Our Articles of Incorporation provide that our Board of Directors is divided into three classes, designated Class 1, Class 2 and Class 3. Directors from each class are elected once every three years for a three-year term. John
A. Labate, James F. Etter and Harry P. Gelles serve as the Class 1 directors, Robert W. Holman, Jr., Charles K. Knight and Jerry J. Tepper serve as the Class 2 directors, and William T. Atkins and Robert J. McFann serve as the Class 3 directors.

     The terms of Messrs. Atkins and McFann expire at the annual meeting. Mr. McFann is retiring from the Board of Directors and therefore is not being nominated for re-election as a Class 3 director. As a result of Mr. McFann's retirement, the Nominating Committee of the Board of Directors is reclassifying Mr. Holman from a Class 2 director to a Class 3 director. On behalf of the Board of Directors, the Nominating Committee of the Board of Directors has nominated Messrs. Atkins and Holman for re-election to the Board of Directors as the Class 3 directors. The Board of Directors recommends that Messrs. Atkins and Holman be re-elected to the Board of Directors to serve as the Class 3 directors, to hold office until the 2005 annual meeting of stockholders and until their successors are elected and have qualified. The affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in the stockholder's name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for each of Mr. Atkins and Mr. Holman as nominees for election as Class 3 directors of AmeriVest.

     Our bylaws provide that nominations for the election of directors may be made by the Board of Directors or a committee of the Board of Directors or by any stockholder entitled to vote for the election of directors. To be considered, nominations by stockholders generally must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of AmeriVest not less than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. If less than 60 days notice of the annual meeting is given to stockholders, as is the case for the 2002 annual meeting of stockholders, written notice of nominations of directors by stockholders must be delivered or mailed, in the manner described above, to the Secretary of AmeriVest no later than the seventh day following the day on which notice of the annual meeting was mailed to stockholders. Each notice of nomination of directors by a stockholder must set forth the following:

     o the name, age, business address and, if known, residence address of each nominee proposed in the notice;
     o the principal occupation or employment of each such nominee for the five years preceding the date of the notice;
     o the number of shares of stock of AmeriVest that are beneficially owned by each nominee, and
     o any arrangement, affiliation, association, agreement or other relationship of the nominee with any stockholder of AmeriVest.

The chairman of any meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this procedure and that the defective nomination will be disregarded.

     Each of Mr. Atkins and Mr. Holman has consented to be named in this proxy statement as a nominee for director and to serve on the Board of Directors if elected. It is not anticipated that either of Messrs. Atkins or Holman will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person or persons as the Board of Directors may recommend.

     The Board of Directors recommends that the stockholders vote FOR the election of Mr. Atkins and Mr. Holman to the Board of Directors.

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors And Executive Officers

     Set forth in the following table are the names of our directors and executive officers, their respective positions and ages, and the year in which each director was initially elected as a director of AmeriVest. Each director has been elected for a three-year term until the corresponding annual meeting of stockholders and thereafter until his successor is elected and has qualified. Approximately one-third of the director positions are elected at each annual meeting of stockholders. The terms of the directors will terminate at the annual meeting of stockholders in the following years: Messrs. Atkins and McFann, the Class 3 directors, in 2002; Messrs. Gelles, Labate and Etter, the Class 1 directors, in 2003; and Messrs. Knight, Holman and Tepper, the Class 2 directors, in 2004. In connection with his reclassification as a Class 3 director, Mr. Holman is resigning as a Class 2 director effective immediately prior to the 2002 annual meeting. Additional information concerning each of these individuals follows the table.

                                                                        Initial
                                                                        Date as
Name                            Age      Position with AmeriVest        Director
----                            ---      -----------------------        --------
Executive Officers and
Directors
---------
William T. Atkins.............   52    Chief Executive Officer,
                                       Director and Chairman of the       1999
                                       Board
Charles K. Knight.............   44    President and Director             1999
John B. Greenman..............   47    Vice President                      --
D. Scott Ikenberry............   52    Chief Financial Officer             --
Alexander S. Hewitt...........   44    Vice President and Secretary        --

Outside Directors
-----------------
James F. Etter (2)............   59    Director                           1995
Harry P. Gelles (1)(2)(3).....   68    Director                           2000
Robert W. Holman, Jr (2)(3)...   58    Director                           2001
John A. Labate (1)(3).........   53    Director                           1995
Robert J. McFann..............   84    Director                           1994
Jerry J. Tepper (1)(3)........   64    Director                           2000

---------
(1)  Member of the Audit Committee of the Board.
(2)  Member of the Compensation Committee of the Board.
(3)  Member of the Nominating Committee of the Board.

Executive Officers and Directors

     William T. Atkins has served as a director of AmeriVest since August 1999, as our Chief Executive Officer since December 1999, and as Chairman of the Board since December 2000. Mr. Atkins became an employee of AmeriVest on January 1, 2002 as a result of our purchase of the administrative and property management and accounting services business of Sheridan Realty Advisors. He has also served as Chairman and a managing member of Sheridan Realty Advisors, LLC since December 1999. Since 1990, he has served as President of Sheridan Realty Corp., of which he is a principal stockholder and co-founder. Sheridan Realty Corp. is involved in the commercial real estate business and serves as the general partner of Sheridan Realty Partners, the former owner of the Keystone Office Park. Since 1996, Mr. Atkins has also served as general partner of Atkins Ltd. Partnership, an investment company. Since 1996, Mr. Atkins has served as a director of Rock River Trust Company, which is involved in trust administration, and from 1996 through 1998, he served as President of Rock River Trust Company. Prior to forming Sheridan Realty Corp., Mr. Atkins was the President and co-owner of E.K. Williams, an international consulting firm specializing in the franchise industry. Earlier, he was the founder and a senior executive of Watkins Pacific Corporation, a private conglomerate based in Honolulu with multinational operations. Mr. Atkins also developed and managed various real estate developments in Hawaii as a partner in Atkins & Ash. Mr. Atkins earned a Bachelor of Arts degree in economics from Stanford University in 1971.

     Charles K. Knight has served as our President since October 2000, as a director of AmeriVest since August 1999 and as a Vice President and our corporate Secretary from December 1999 to October 2000. Mr. Knight became an employee of AmeriVest on January 1, 2002 as a result of our purchase of the administrative and property management and accounting services business of Sheridan Realty Advisors. He has also served as President and a managing member of Sheridan Realty Advisors since December 1999. Since 1998, Mr. Knight has served as Vice President and a member of Sheridan Development, LLC. Sheridan Development is involved in the commercial real estate business and serves as the general partner of Sheridan Investments, LLC, the former owner of Sheridan Plaza at Inverness. Since 1996, Mr. Knight has been the owner and served as the President of Abaco Investment Group, a real estate investment company. Earlier, Mr. Knight was a Vice President of Public Storage Inc., a publicly-traded REIT, and Vice President and General Counsel of Cardis Corporation, a publicly-traded automotive parts distributor, and he worked for several years as a corporate securities attorney with firms in New York and Los Angeles. Mr. Knight received his Bachelor of Arts degree from the University of California at Santa Barbara in 1977, and his Juris Doctor and Masters of Business Administration degrees from the University of California at Los Angeles in 1982. Mr. Knight is licensed to practice law in the States of Colorado and New York and maintains an inactive license in California.

     John B. Greenman has served as a Vice President of AmeriVest since January 2000. He has also served as Senior Vice President and a member of Sheridan Realty Advisors since December 1999. Since 1994, he has served as Vice President of Sheridan Realty Corp. and as a senior officer of other Sheridan Group companies. Prior to joining The Sheridan Group, Mr. Greenman was a Senior Director in the Real Estate Capital Markets Group at Continental Bank in Chicago. He first joined Continental in 1979 and held several corporate banking positions, including an assignment to the bank's London branch. Mr. Greenman also worked at First Interstate Bank. He graduated from Amherst College in 1976 and in 1979 received his Masters of Arts degree from the School of Advanced International Studies at Johns Hopkins University. Mr. Greenman is a member of the Urban Land Institute.

     D. Scott Ikenberry has served as our Chief Financial Officer since December 1999. Mr. Ikenberry became an employee of AmeriVest on January 1, 2002 as a result of our purchase of the administrative and property management and accounting services business of Sheridan Realty Advisors. He has also served as Chief Financial Officer and a member of Sheridan Realty Advisors since December 1999. Mr. Ikenberry has been Chief Financial Officer of Sheridan Realty Corp. and other Sheridan Group companies since August 1993. Prior to joining The Sheridan Group, he was Vice President-Finance of Realties, Inc., a Denver-based real estate development firm. Earlier, Mr. Ikenberry held senior finance positions with several real estate companies in the Denver area. He began his career in public accounting with Peat Marwick Mitchell & Co. in its Denver, Atlanta and Dallas offices. Mr. Ikenberry received his Bachelor of Science degree in Accounting from the University of Denver in 1972 and his Masters in Professional Accounting (Taxation) degree from the University of Texas at Austin in 1976. He is a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Accountants.

     Alexander S. Hewitt has served as a Vice President of AmeriVest since January 2000, as corporate Secretary since October 2000. Mr. Hewitt has also served as Vice Chairman of Sheridan Realty Advisors since December 1999. Since 1990, Mr. Hewitt has also served as Vice President of Sheridan Realty Corp., of which he is a principal stockholder and co-founder and has held senior positions with other Sheridan Group companies. Since 1996, Mr. Hewitt has served as a director of Rock River Trust Company, which is involved in trust administration. Prior to founding Sheridan Realty Corp. with Mr. Atkins, Mr. Hewitt was Managing Director of his family's investment banking group. Earlier, he served as Assistant Treasurer in the international department of Chase Manhattan Bank, and was Managing Director of Archives Inc., a computer manufacturing and marketing firm in Davenport, Iowa. Mr. Hewitt earned a Bachelor of Arts degree in economics and a Bachelor of Science degree in Physics from Knox College in Galesburg, Illinois in 1982.

Outside Directors

     James F. Etter served as our President from May 1995 until October 2000, as our Chief Financial Officer from July 1996 until December 1999 and as our Chief Executive Officer from January 1997 until December 1999. From 1994 until May 1995, Mr. Etter acted as a consultant with respect to real estate acquisitions not related to AmeriVest. Mr. Etter received his Masters of Business Administration and his Bachelor of Business Administration degrees from the University of Cincinnati. He is a member of the Financial Executives Institute and the National Investor Relations Institute.

     Harry P. Gelles has served as a director of AmeriVest since June 2000. Mr. Gelles has been a private investor since 1985. During 1998, Mr. Gelles briefly served as a Managing Director of Cruttenden Roth, Inc., an investment banking firm. Mr. Gelles has fifteen years experience in investment banking, serving as a senior executive with Goldman Sachs & Company, White Weld & Co. and Dean Witter. Mr. Gelles also has extensive experience in real estate with Del Webb Corporation for eight years and as a private investor in several real estate development projects in Colorado Springs, Phoenix and Sacramento. Mr. Gelles serves on the Board of Directors of Chelsea Management Company, a public investment management company, Scent Air Technologies, Inc. and on numerous private and charitable boards. Mr. Gelles received his Bachelor of Arts and Masters of Business Administration degrees from Harvard University.

     Robert W. Holman, Jr. has served as a director of AmeriVest since March 2001. Mr. Holman is also a director of I-Star Financial, a publicly-traded finance company. He is the co-founder of TriNet Corporate Realty Trust and served ten years as Chief Executive Officer and Chairman of the Board of TriNet and its predecessor, Holman/Shidler Capital, Inc., until the 1999 merger of TriNet and Starwood Financial. Starwood Financial changed its name to I-Star Financial in April 2000. Mr. Holman graduated from the University of California at Berkeley with a degree in economics, earned a Masters degree in economics from Lancaster University, England, where he was a British Council Fellow, and is a former Harvard University Loeb Fellow. He has served as a board member, director or senior executive for a number of companies in the U.S., Britain and Mexico in the building materials, construction, finance, Internet commerce, real estate and travel industries.

     John A. Labate has served as a director of AmeriVest since May 1995. Since September 1999, Mr. Labate has been Vice President and Chief Financial Officer of Applied OpSec, Inc., a provider of anti-counterfeiting technologies. From 1997 to August 1999, Mr. Labate was Vice President and Chief Financial Officer of GeoBiotics, Inc., a Denver based mineral technology company. Prior to 1997, Mr. Labate served as the Chief Financial Officer, Secretary, and Treasurer of Crown Resources Corporation, a publicly traded, Denver, Colorado based international gold mining and exploration company. Mr. Labate received his Bachelor of Science degree in accounting from San Diego State University.

     Robert J. McFann has served as a director of AmeriVest since August 1994. He also served as our corporate Secretary from May 1995 until December 1999. Prior to his retirement in 1996, Mr. McFann was the principal owner and President of Hy Grade Meat Company, a private company that grew to a mid-sized hotel and restaurant supply house under his direction. Prior to 1996, he also was a member of the Board of Directors of the Bank of Aurora.

     Jerry J. Tepper has served as a director of AmeriVest since December 2000. Mr. Tepper has been president of Tepco, Inc., a privately-held real estate investment company, since 1997, president of CF Group Ltd., a privately-held investment company in the retail food business, since 1964, and president of Schoenberg Farms, Inc., a dairy product company, since 1987. Prior to forming Tepco, Mr. Tepper was also a director of Citizens Bank in Westminster, Colorado, when it was purchased by Vectra Bank in 1999. From 1975 through 1980, Mr. Tepper was a director of Regal Petroleum, and from 1979 to 1983, he was a member of the United States Chamber of Commerce Food and Agriculture Committee.

Board and Committee Meetings

     The Board of Directors held four meetings in 2001 and each director participated in at least 75 percent of those meetings and meetings of the committees on which he served.

     The Board maintains an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

     The Audit Committee was formed in 1995 to perform the following functions:

     o    to recommend to the Board the independent auditors to be employed;
     o    to discuss the scope of the independent auditors' examination;
     o to review the financial statements and the independent auditors' report;
     o to solicit recommendations from the independent auditors regarding internal controls and other matters;
     o to review all related party transactions for potential conflicts of interest;
     o    to make recommendations to the Board; and
     o    to perform other related tasks as requested by the Board.

     During 2001, the Audit Committee, which currently consists of Messrs. Gelles, Labate and Tepper, held four meetings. The Audit Committee's functions and activities during 2001 are described in more detail below under the heading "Audit Committee Report" below. The Board adopted a written charter for the Audit Committee during 2000. All members of the Audit Committee are "independent" within the meaning of the American Stock Exchange's listing standards and rules governing audit committees.

Audit Committee Report

     The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other AmeriVest filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent AmeriVest specifically incorporates this Audit Committee Report by reference therein.

     The Audit Committee oversees AmeriVest's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and with Arthur Andersen LLP, AmeriVest's independent accountants and auditors, the audited financial statements in AmeriVest's Annual Report on Form 10-KSB for the year ended December 31, 2001.

     The Audit Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended. This included (i) the independent auditors' judgments as to the quality, not just the acceptability, of AmeriVest's accounting principles as applied in its financial reporting, (ii) methods used to account for significant unusual transactions,
(iii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (iv) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates and (v) disagreements with management over the application of accounting principles, the basis for management's accounting estimates and disclosures in the financial statements.

     The Audit Committee also received from its independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 regarding their independence, and has discussed with the independent auditors their independence relative to AmeriVest, including whether the provision of the services described below under "Independent Public Accountants--Financial Information Systems Design and Implementation Fees" and "--All Other Fees" is compatible with maintaining the independent auditors' independence.

     The Audit Committee discussed with AmeriVest's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors' examinations, their evaluations of AmeriVest's internal controls, and the overall quality of AmeriVest's financial reporting. The Committee held four meetings in 2001 and has thus far held one meeting during 2002.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2001 for filing with the SEC. The members of the audit committee are Harry P. Gelles, John A. Labate and Jerry J. Tepper.

     Respectfully submitted,

     Harry P. Gelles
     John A. Labate
     Jerry J. Tepper

Compensation Committee

     The Compensation Committee was formed on December 4, 2001 to be responsible for setting the compensation of all executive officers.

     The Compensation Committee currently consists of Messrs. Gelles, Labate and Tepper, with Mr. Gelles serving as the chair of the committee. The Compensation Committee did not hold any meetings in 2001 and has met once in 2002.

Nominating Committee

     The Nominating Committee was formed on March 11, 2002. The Nominating Committee has the responsibility to identify and select individuals for nomination to our Board of Directors and to set rules regarding the qualifications for such individuals, whether in connection with persons to be slated by AmeriVest for membership on the Board of Directors at an annual meeting of the stockholders or in connection with filling vacancies or increasing the size of the Board, and to reclassify directors as it deems appropriate.

     The Nominating Committee currently consists of Messrs. Gelles, Holman and Tepper, with Mr. Holman serving as the chair of the committee. Since the Nominating Committee was formed in 2002, the Nominating Committee did not hold any meetings in 2001. The Nominating Committee has met once in 2002 to nominate the directors to stand for election this year. The Nominating Committee does not consider nominees recommended by stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10 percent of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. We believe that during the year ended December 31, 2001, our officers, directors and holders of more than 10 percent of our common stock complied with all Section 16(a) filing requirements. In making these statements, we have relied upon the written representations of our directors and officers and our review of the monthly statements of changes filed with us by our officers and directors.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of Arthur Andersen LLP serves as our independent public accountants. The Audit Committee, in its discretion, may direct the appointment of different public accountants at any time during the year if the Audit Committee believes that a change would be in the best interests of our stockholders. On March 14, 2002, Arthur Andersen was indicted in connection with the destruction of documents related to the audit of Enron Corporation. Although members of the Audit Committee have not reached a decision regarding our independent public accountants for 2002, they are evaluating their options, including retaining Arthur Andersen or engaging another independent accounting firm. This decision will be made after additional information is obtained. For this reason we will not be asking our stockholders to ratify Arthur Andersen as our independent public accountants at the 2002 annual meeting. If the Audit Committee decides to change our independent public accountants, we will promptly provide the disclosure required by the regulations of the Securities and Exchange Commission. A representative of Arthur Andersen is expected to be at the annual meeting and will have the opportunity to make a statement if he or she desires to do so, and will be expected to respond to appropriate questions.

Audit Fees

     AmeriVest agreed to pay Arthur Andersen a total of $64,216 for professional services rendered for the audit of AmeriVest's financial statements for the fiscal year ended December 31, 2001 and for their review of the financial statements included in AmeriVest' quarterly reports on Form 10-QSB for the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen did not perform any professional services during the fiscal year ended December 31, 2001 relating to financial information systems design and implementation.

All Other Fees

     AmeriVest paid Arthur Andersen a total of $132,289 for all other services, which include tax advisory services, audits of significant acquisitions and services related to AmeriVest's 2001 public offering, performed for AmeriVest during the fiscal year ended December 31, 2001.

Dismissal of Former Independent Accountant

     On April 5, 2000, we dismissed Wheeler Wasoff, P.C. as our principal accountant. On April 5, 2000, we engaged Arthur Andersen LLP as the principal accountant to audit our financial statements. The Board of Directors has recommended and approved these actions.

     The accountant's reports of Wheeler Wasoff, P.C. on our consolidated financial statements as of and for the years ended December 31, 1999 and December 31, 1998 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between management and Wheeler Wasoff, P.C. during our two most recent fiscal years or during any subsequent period preceding Arthur Andersen's engagement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure of a nature which if not resolved to the satisfaction of Wheeler Wasoff, P.C. would have caused it to make reference in connection with its report to the subject matter of the disagreements.

                             EXECUTIVE COMPENSATION

Summary Compensation

     The following table sets forth in summary form the compensation we paid during each of the last three successive fiscal years ended December 31, 2001 to William T. Atkins, our Chief Executive Officer. From January 1, 2000 to December 31, 2001, we had no employees of our own, and therefore all cash compensation and benefits paid to Mr. Atkins and to our other executive officers were paid by Sheridan Realty Advisors, our former administrator and current advisor. As a result of our purchase of the administrative and property management and accounting services business of Sheridan Realty Advisors effective January 1, 2002, 25 of Sheridan Realty Advisors' 31 employees, including Messrs. Atkins, Knight and Ikenberry, became our employees and will manage our day-to-day operations. Messrs. Atkins, Knight and Ikenberry will also remain employees of Sheridan Realty Advisors and their 2002 salary obligations will be shared between us and Sheridan Realty Advisors such that we are responsible for paying their cash compensation and Sheridan Realty Advisors is responsible for accruing their deferred compensation as a liability of Sheridan Realty Advisors. See "Transactions Between AmeriVest and Related Parties--Agreements with Sheridan Realty Advisors, LLC."

                           Summary Compensation Table

                                                                                   Long Term Compensation
                                                                                   ----------------------
                                    Annual Compensation                       Awards                   Payouts
                                    -------------------                       ------                   -------
                                                                                  Shares of
                                                                                   Common
                                                                                    Stock
                                                      Other Annual    Restricted Underlying     LTIP        All Other
Name and Principal       Fiscal    Salary    Bonus    Compensation    Stock       Options/    Payouts     Compensation
     Position             Year     ($)(1)    ($)(2)      ($)(3)       Awards(#)      (#)       ($)(3)        ($)(4)
     --------             ----     ------    ------      ------       ---------      ---       ------        ------

William T. Atkins.....    2001       -0-      -0-          -0-           -0-         -0-         -0-          -0-
   Chief Executive        2000       -0-      -0-          -0-           -0-         -0-         -0-          -0-
   Officer               1999(5)     -0-      -0-          -0-           -0-      12,000(6)      -0-          -0-

---------------
(1)  The dollar value of base salary (cash and non-cash) earned during the year indicated.
(2)  The dollar value of bonus (cash and non-cash) earned during the year indicated.
(3)  AmeriVest does not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year except for our 1995 Stock Option Plan and our 1998 Stock Option Plan.
(4)  All other compensation received that AmeriVest could not properly report in any other column of the Summary Compensation Table.
(5)  Mr. Atkins became Chief Executive Officer of AmeriVest on December 22,
     1999.
(6)  These options to acquire shares of common stock of AmeriVest were awarded by AmeriVest under AmeriVest's 1998 Stock Option Plan in connection with
     Mr. Atkins' election as a director in 1999.

Option Grants


There were no option grants to Mr. Atkins during 2001.

Aggregated Option Exercises and Year-End Option Value

     The following table provides certain summary information concerning stock option exercises during 2001 by Mr. Atkins and the value of unexercised stock options held by Mr. Atkins as of December 31, 2001.

                                       10


                                             Aggregated Option Exercises
                                       For Fiscal Year Ended December 31, 2001
                                           And Year-End Option Values (1)

                       Shares                      Number of Securities Underlying         Value of Unexercised
                    Acquired on       Value         Unexercised Options at Fiscal     In-the-Money Options at Fiscal
Name                Exercise(#)    Realized($)             Year-End(#)(2)                     Year-End($)(3)
----                -----------    -----------     ------------------------------     -----------------------------
                                                   Exercisable      Unexercisable     Exercisable     Unexercisable
                                                   -----------      -------------     -----------     -------------
William T. Atkins       -0-            -0-            12,000             -0-            $11,844            -0-

------------------

(1)  No stock appreciation rights are held by Mr. Atkins.
(2) The total number of unexercised options held as of December 31, 2001, separated between those options that were exercisable and those options that were not exercisable on that date.
(3) For all unexercised options held as of December 31, 2001, the aggregate dollar value of the excess of the market value of AmeriVest's common stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on December 31, 2001. As required, the price used to calculate these figures was the closing sale price of AmeriVest's common stock at year's end, which was $5.80 per share on December 28, 2001.

Employment, Termination of Employment and Change-in-Control Arrangements

     There are no employment, severance, separation or change-in-control agreements with Mr. Atkins.

Stock Option Plans

     Pursuant to the AmeriVest's 1995 and 1998 Stock Option Plans, we may grant options to purchase an aggregate of 330,000 shares of common stock to key employees, directors, and other persons who have or are contributing to the success of the company. The options granted pursuant to the 1995 Stock Option Plan may be incentive options qualifying for beneficial tax treatment for the recipient or they may be non-qualified options. The options granted pursuant to the 1998 Stock Option Plan may be incentive options qualifying for beneficial tax treatment for the recipient, non-qualified options, or non-qualified non-discretionary options. The terms of the 1998 Stock Option Plan concerning incentive options and non-qualified options are substantially the same as those of the 1995 Stock Option Plan except that only our employees or employees of subsidiaries are eligible for incentive options, and employees and other persons who have contributed or are contributing to our success are eligible for non-qualified options.

     Directors who are not employees of the company automatically receive options to purchase 12,000 shares pursuant to the 1998 Stock Option Plan at the time of their election. None of these options are exercisable at the time of grant. One-third of these options become exercisable on December 31 of each of the first three years immediately following the date of grant. The exercise price for options granted to outside directors is the fair market value of the common stock on the date of grant, and all options granted to outside directors expire five years from the date of grant. On the date that all of an outside director's options have become exercisable, options to purchase an additional 12,000 shares, none of which is exercisable at that time, shall be granted to that outside director.

     At December 31, 2001, options to purchase an aggregate of 214,000 shares of common stock were outstanding under the option plans. The option committee or the Board may grant additional options to purchase 20,000 shares pursuant to the 1995 Stock Option Plan and 79,000 shares pursuant to the 1998 Stock Option Plan.

     All options granted under the 1998 Stock Option Plan will become fully exercisable upon the occurrence of a change in control of AmeriVest upon certain mergers or other reorganizations or asset sales.

     Options granted under either the 1995 Stock Option Plan or the 1998 Stock Option Plan generally are not transferable during the option holder's lifetime.

Sheridan Realty Advisors, LLC's Warrants

     Under the advisory agreement that we entered into with Sheridan Realty Advisors effective January 1, 2000, as amended and restated in March 2001 and as of January 1, 2002, Sheridan Realty Advisors receives compensation designed to provide an incentive for its performance in the form of an advisory fee based on new real property acquisitions and warrants to purchase up to 750,000 shares of our common stock at $5.00 per share until January 1, 2005. Vested warrants may only be exercised beginning on January 1, 2003. The warrants were issued as of January 1, 2000, and 225,000 warrants vested immediately, after approval by our stockholders on June 6, 2000. The remaining 525,000 warrants vest only upon the completion of an acquisition or long-term lease of real property by us. The aggregate number of warrants that vest upon the completion of an acquisition or long-term lease will be equal to 2.1% of the equity value of the property acquired. Equity value is equal to the acquisition price of the property (including expenses of purchase) plus any capital expenditures and lease-up costs incurred in connection with the property during the first 12 months of ownership less any mortgage debt assumed or incurred in connection with the acquisition. In addition, any cash proceeds from the sale or refinancing of our assets and excess cash flow generated by our assets that is received after January 1, 2000 and that has not previously been deducted from equity value shall be deducted as part of this calculation. The total amount of equity value of real property subject to the incentive compensation provision shall not exceed $50 million. As of December 31, 2001, 436,457 of the remaining 525,000 warrants had vested.

Compensation of Outside Directors

     In 2001, we compensated our outside directors at a rate of $1,500 per quarter. We also reimburse our directors for expenses incurred in attending meetings and for other expenses incurred on our behalf. In addition, during 2001 and currently, each director who is not our employee or an employee of Sheridan Realty Advisors automatically receives non-qualified, non-discretionary options to purchase shares of common stock under the 1998 Stock Option Plan. See "--Stock Option Plans" above.

                         BENEFICIAL OWNERS OF SECURITIES

     As of April 5, 2002, there were 6,700,140 shares of our common stock outstanding. The following table sets forth certain information as of that date with respect to the beneficial ownership of our common stock by each director and named executive officer, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of our common stock.

                                                       Number of Shares       Percentage of Shares
Name and Address of Beneficial Owner                 Beneficially Owned(1)         Outstanding
--------------------------------------               ---------------------         -----------
William T. Atkins....................................     1,638,854(2)                24.4%
     1780 South Bellaire Street, Suite 515
     Denver, Colorado 80222
James F. Etter.......................................        65,000(3)                 *
     31401 Shadow Mountain Drive
     Conifer, Colorado 80433
Harry P. Gelles......................................        14,472(4)                 *
     1114 State Street, Suite 236
     Santa Barbara, California 93101
Alexander S. Hewitt..................................     1,572,721(5)                23.5%
     1780 South Bellaire Street, Suite 515
     Denver, Colorado 80222
Robert W. Holman, Jr.................................        13,150(6)                 *
     P.O. Box 8
     Pebble Beach, California 93921
Charles K. Knight....................................       123,165(7)                 1.8%
     1780 South Bellaire Street, Suite 515
     Denver, Colorado 80222
John A. Labate.......................................        28,000(8)                 *
     5260 South Beeler Court
     Englewood, Colorado 80111
Robert J. McFann.....................................        78,190(9)                 1.2%
     3260 Zephyr Court
     Wheat Ridge, Colorado 80033
Jerry J. Tepper......................................       468,000(10)                7.0%
     7201 North Sheridan
     Arvada, Colorado 80003
All Officers and Directors as a Group (11 persons) ..     2,408,241(2-10)             35.1%
Sheridan Investments, LLC............................     1,209,119(11)               18.1%
     1780 South Bellaire Street, Suite 515
     Denver, Colorado 80222
-----------------

*    Less than one percent
(1) "Beneficial ownership" is defined in the regulations promulgated by the SEC as having or sharing, directly or indirectly, (1) voting power, which includes the power to vote, or to direct the voting of, shares of the common stock of an issuer, or (2) investment power, which includes the power to dispose, or to direct the disposition of, shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.
(2) Includes the following shares which may be deemed to be beneficially owned by Mr. Atkins due to the relationship set forth opposite each entry:

     Number
     of Shares                        Nature of Ownership
     ---------                        -------------------

     28,325         The shares are owned directly by Mr. Atkins.
     92,999         The shares are owned by Rock River Trust Company, or RRTC, in RRTC's capacity as trustee of various trusts. Mr. Atkins is a director of RRTC but does not vote on any matters
                    concerning RRTC's acquisition, voting or disposition of
                    AmeriVest's securities. Mr. Atkins disclaims beneficial
                    ownership of these shares. The 92,999 shares are included
                    three times in the table regarding each of Mr. Atkins, Mr.
                    Hewitt and for all officers and directors as a group.
     206,792        The shares are owned by Sheridan Realty Partners, L.P., in which Mr. Atkins holds an indirect interest through Sheridan
                    Realty Corp., its general partner and a limited partner. The
                    206,792 shares are included three times in the table
                    regarding each of Mr. Atkins, Mr. Hewitt and for all
                    officers and directors as a group, though they are counted only once for determining the aggregate holdings of all
                    officers and directors as a group.
     1,209,119      The shares are owned by Sheridan Investments. Mr. Atkins
                    holds indirect interests in Sheridan Investments through
                    several of its members and holds an approximately 25%
                    interest in, and is co-manager and President of, Sheridan
                    Development, its manager. The 1,209,119 shares are included four times in the table regarding each of Mr. Atkins, Mr.
                    Hewitt, Sheridan Investments and for all officers and
                    directors as a group.
     89,400         The shares are owned by Sheridan Realty Advisors, in which
                    Mr. Atkins holds a 20% interest and is a managing member.
                    The 89,400 shares are included three times in the table
                    regarding each of Mr. Atkins, Mr. Hewitt and for all
                    officers and directors as a group.
     12,000         The shares are issuable upon the exercise of currently
                    exercisable options held by Mr. Atkins.
     219            The shares are held by Mr. Atkins' minor children.
     Mr. Atkins and Mr. Hewitt have entered into an agreement providing that, unless and until either person decides otherwise, each will conduct his activities with respect to our securities as if the two of them are a "group" under the Securities Exchange Act of 1934.
(3) Includes 1,000 shares owned directly by Mr. Etter and 64,000 shares underlying currently exercisable options held by Mr. Etter.
(4) Includes 4,472 shares owned directly by Mr. Gelles and 10,000 shares underlying currently exercisable options and warrants held by Mr. Gelles.
(5) Includes the following shares which may be deemed to be beneficially owned by Mr. Hewitt due to the relationship set forth opposite each entry:

     Number
     of Shares                        Nature of Ownership
     ---------                        -------------------

     63,266         The shares are owned by the Alexander S. Hewitt Revocable
                    Trust, or the Hewitt Trust, for which Mr. Hewitt is a
                    trustee and beneficiary.
     92,999         The shares are owned by RRTC in RRTC's capacity as trustee of various trusts. Mr. Hewitt is a director of RRTC and a
                    beneficiary of some of these trusts, but does not vote on
                    any matters concerning RRTC's acquisition, voting or
                    disposition of AmeriVest's securities. The 92,999 shares are included three times in the table regarding each of Mr.
                    Hewitt, Mr. Atkins and for all officers and directors as a group.
     206,792        The shares are owned by Sheridan Realty Partners, L.P. in
                    which Mr. Hewitt holds indirect interests through two trusts which are limited partners and Sheridan Realty Corp., its
                    general partner and a limited partner. The 206,792 shares
                    are included three times in the table regarding each of Mr.
                    Hewitt, Mr. Atkins and for all officers and directors as a group.
     1,209,119      The shares are owned by Sheridan Investments. Mr. Hewitt
                    holds indirect interests in Sheridan Investments through several of its members. The 1,209,119 shares are included four times in the table regarding each of Mr. Hewitt, Mr.
                    Atkins, Sheridan Investments and for all officers and directors as a group.
     545            The shares are issuable upon the exercise of warrants held by Mr. Hewitt. Mr. Hewitt and Mr. Atkins have entered into an agreement providing that, unless and until either person decides otherwise, each will conduct his activities with respect to our securities as if the two of them are a "group" under the Securities Exchange Act of 1934.
(6) Includes 9,150 shares owned directly by Mr. Holman and 4,000 shares underlying currently exercisable options held by Mr. Holman.
(7) Includes 19,941 shares owned directly by Mr. Knight; 13,500 shares underlying currently exercisable options and warrants held by Mr. Knight; 89,400 shares owned directly by Sheridan Realty Advisors in which Mr. Knight holds a 20% interest and is a managing member; 224 shares held by his minor children; and 100 shares underlying currently exercisable warrants held by his minor children.
(8) Includes 28,000 shares underlying currently exercisable options held by Mr. Labate.
(9) Includes 50,190 shares owned directly by Mr. McFann and 28,000 shares underlying currently exercisable options held by Mr. McFann.
(10) Includes 40,000 shares owned directly by Mr. Tepper; 420,000 shares owned directly by investment companies which are controlled by Mr. Tepper; and 8,000 shares underlying currently exercisable options held by Mr. Tepper.

(11) These shares are included four times in the table regarding each of Sheridan Investments, Mr. Atkins, Mr. Hewitt and all officers and directors as a group.

               TRANSACTIONS BETWEEN AMERIVEST AND RELATED PARTIES

     This section describes the transactions we have engaged in with our current and past directors and officers and persons known by us to be the beneficial owners of 5% or more of our common stock during the past two fiscal years.

Relationships among AmeriVest and Various Sheridan Group Entities

     All of our executive officers and three of our directors have been officers, directors or investors in various real estate investment companies that are related to Sheridan Realty Advisors, our former administrator. These partnerships, corporations and limited liability companies have collectively been known as The Sheridan Group. All of the related party transactions described in this section concern these individuals and entities. The following table describes our officers and directors who have relationships with The Sheridan Group:

     Name                             Positions with AmeriVest
     ----                             ------------------------
     William T. Atkins                Chief Executive Officer, Director and
                                      Chairman of the Board
     Charles K. Knight                President and Director
     John Greenman                    Vice President
     Alexander Hewitt                 Vice President and Secretary
     D. Scott Ikenberry               Chief Financial Officer
     Robert W. Holman                 Director

         The following table describes the various entities within The Sheridan Group which previously had or currently have a relationship with AmeriVest as described elsewhere in this section, the nature of that relationship and the ownership and position of AmeriVest officers, directors and principal stockholders in each entity in The Sheridan Group.

                            Primary Relationship to          Ownership of              Management of
Sheridan Group Entity              AmeriVest            Sheridan Group Entity      Sheridan Group Entity
---------------------              ---------            ---------------------      ---------------------
Sheridan Realty Advisors,   Former administrator and    William Atkins--20%        Mr. Atkins--Chairman
   LLC                        current advisor and       Charles Knight--20%        Mr. Hewitt--Vice Chairman
                              1.3% shareholder (1)      John Greenman--20%         Mr. Knight--President
                                                        Hewitt Trust (for which    Mr. Greenman--Senior Vice
                                                          Alexander Hewitt is a      President
                                                          trustee)--20%            Mr. Ikenberry--Chief
                                                        D. Scott Ikenberry--20%      Financial Officer
Sheridan Realty  Partners,   3.1% stockholder(2)        Sheridan Realty Corp.--1%  Sheridan Realty Corp.--
   L.P.                                                   general partnership        General Partner
                                                          interest and 3.1335%
                                                          limited partnership
                                                          interest
                                                        Alexander Hewitt--
                                                          beneficiary of two
                                                          trusts which own 20.15%
Sheridan Realty Corp.              None                 William Atkins--16.5%      Mr. Atkins--President and
                                                        Hewitt Trust--20%            Director
                                                        Robert Holman--5%          Mr. Hewitt--Executive Vice
                                                                                     President and Director
                                                                                   Mr. Holman--Director
                                                                                   Mr. Ikenberry--Chief
                                                                                      Financial Officer and
                                                                                      Director
Sheridan Investments, LLC   18.1% stockholder(3)        Atkins Ltd.                Sheridan Development,
                                                          Partnership--14.056%        LLC--Manager
                                                        Hewitt Trust--16.064%
                                                        Sheridan Management
                                                          Corp.--8.835%
                                                        Sheridan Development,
                                                          LLC--incentive
                                                          interest(4)
Sheridan Management Corp.          None                 William Atkins--50%        Mr. Atkins--President and
                                                        Hewitt Trust--50%            Director
                                                                                   Mr. Hewitt--Executive Vice
                                                                                     President and Director
Sheridan Development, LLC          None                 William Atkins--25.05%     Mr. Atkins--Co-Manager and
                                                        Hewitt Trust--25.05%         President
                                                        John Greenman--20%         Mr. Knight--Vice President
                                                        D. Scott Ikenberry--15%
                                                        Charles K. Knight--14.9%

-----------------------

(1) Sheridan Realty Advisors receives an advisory and capital project fee, as well as vesting of AmeriVest warrants, for those services under the terms of our agreement with them, which expires on December 31, 2003. See "--Agreement with Sheridan Realty Advisors, LLC." Includes 89,400 shares purchased by Sheridan Realty Advisors in our 2001 public offering.
(2) Includes 197,676 shares issued in connection with the acquisition of a 9.639% preferred membership interest in Sheridan Investments, and additional shares from the exercise of warrants and reinvestment of dividends through our dividend reinvestment plan (DRIP). This interest was redeemed as part of the purchase price for our acquisition of Sheridan Plaza at Inverness, LLC. See "--Asset Purchases and Sales--Purchase of Sheridan Investments, LLC Interest" and "--Asset Purchases and Sales--Purchase of Sheridan Plaza at Inverness, LLC" below. We purchased the Keystone Office Park from Sheridan Realty Partners effective July 1, 1999. See "--Asset Purchases and Sales--Purchase of Keystone Buildings."
(3) Includes 16,305 shares issued in connection with the acquisition of a key man life insurance policy on our Chairman and CEO and 1,057,346 shares issued in connection with our acquisition of Sheridan Plaza at Inverness LLC and 100,000 shares purchased in our 2001 public offering. See "--Asset Purchases and Sales--Purchase of Key Man Life Insurance Policy" and "--Asset Purchases and Sales--Purchase of Sheridan Plaza at Inverness, LLC" below. Because Internal Revenue Code rules concerning the determination of ownership for purposes of qualifying as a REIT differ from the SEC beneficial ownership rules, Sheridan Investments' beneficial ownership shown in this table will not cause a violation of Internal Revenue Service rules concerning REIT share ownership.
(4) Sheridan Development receives a preferred distribution equal to 33 1/3% of distributions once other members have received a return of their original capital contribution plus their cumulative preferred return.

For a description of the beneficial ownership of our shares by each of Messrs. Atkins, Hewitt, Holman and Knight and by Sheridan Investments, see "Beneficial Owners of Securities."

Asset Purchases and Sales

Purchase of Panorama Falls Property

     In order to pay a portion of the purchase price for the Panorama Falls property on May 25, 2000, we borrowed $225,000 from the Hewitt Trust, using $200,000 in connection with the purchase. This loan accrued interest at the prime rate, was due on demand after one year or five days after the closing of our 2000 public offering of units of common stock and warrants with proceeds to us of at least $2 million, and was unsecured. We repaid this loan in August 2000 with the proceeds of our public offering. Alexander S. Hewitt is a stockholder and officer of AmeriVest, an owner and officer of various Sheridan Group companies and a trustee and beneficiary of the Hewitt Trust.

Purchase of Sheridan Investments, LLC Interest

     Effective July 1, 2000, we purchased from Sheridan Realty Partners a 9.639% preferred membership interest in Sheridan Investments, through our wholly-owned subsidiary, AmeriVest Inverness Inc. Sheridan Investments owned all the ownership interests of Sheridan Plaza at Inverness, LLC, which owned a fee simple interest in Sheridan Plaza at Inverness and related assets. The purchase price of the membership interest was $658,918 payable in the form of 65,892 units, with each unit consisting of two shares of our common stock and one redeemable warrant to purchase one share of our common stock for $5.00 per share until July 10, 2005. These warrants were exercised by Sheridan Realty Partners in March 2001. The agreement also provided for a reduction to the purchase price if, on or before October 31, 2000, a member of Sheridan Investments sold a preferred membership interest at a price less than the purchase price paid by us or Sheridan Investments issued additional preferred membership interests with substantially the same terms as our membership interest at a price less than the purchase price paid by us. No such transaction occurred and no reduction in the purchase price took place. As a result of our purchase of the interest in Sheridan Investments, Sheridan Realty Advisors was entitled to a fee of $32,946, which is equal to 5% of the equity value of that interest, in accordance with our advisory agreement with Sheridan Realty Advisors.

Purchase of Key Man Life Insurance Policy

     In 2000, we purchased from Sheridan Investments the key man life insurance policy maintained on the life of William T. Atkins, our Chairman and Chief Executive Officer. We paid $79,376 for this policy, which was the excess of the cash value of the policy over the total loan outstanding on the policy. We paid this purchase price by issuing shares of our common stock valued at a price equal to the volume- weighted average trading price of our common stock for the five most recent trading days preceding December 18, 2000. This resulted in a purchase price of 16,305 shares of our common stock priced at $4.868 per share.

Purchase of Sheridan Plaza at Inverness, LLC

     On April 1, 2001, we purchased 100% of the ownership interests of Sheridan Plaza at Inverness, LLC from Sheridan Investments. Sheridan Plaza at Inverness, LLC owns two office buildings located in Englewood, Colorado consisting of 118,720 rentable square feet on approximately 6.7 acres of land with 405 total parking spaces, including 80 underground parking spaces. For accounting purposes, the purchase price was $22,895,067, which consisted of:

     o $705,135 for our 9.639% preferred membership interest in Sheridan Investments, LLC, the owner of all of the membership interests in Sheridan Plaza at Inverness LLC, which was transferred back to Sheridan Investments, LLC;
     o $6,474,329 paid with (1) 1,057,346 shares of our common stock at a price of $5.69 per share (as required for accounting purposes, based on an average market price of the shares over a period of several days before and after the date of the announcement of the acquisition) and
          (2) the cash proceeds of $458,030 from the sale of the Giltedge building;
     o assumption of the mortgage in the principal amount of $14,954,425 secured by the property; and
     o    assumption of other liabilities in the approximate amount of $761,178.

     We used the $458,030 in net cash proceeds from the sale of the Giltedge building to pay a portion of the purchase price for Sheridan Plaza at Inverness, LLC as part of an Internal Revenue Code Section 1031 tax-deferred exchange. We received stockholder approval for this transaction at a meeting held on June 20, 2001. As a result of the completion of this transaction, Sheridan Realty Advisors was entitled to a fee of $294,700, which is equal to 5% of the equity value of Sheridan Plaza at Inverness, LLC, in accordance with the terms of our advisory agreement with Sheridan Realty Advisors.

     Due to the fact that this transaction involved a related party, the acquisition was recorded at its historical net book value. The difference between the purchase price and the historical net book value was $4,507,557 and has been recorded as a non-cash dividend during 2001.

Sale of Interest in Panorama Falls Building

     On December 6, 2001, we completed the sale of an undivided 80% interest in the Panorama Falls building to Freemark Abbey Panorama, LLC. A partner in Freemark Abbey is an indirect beneficial owner of approximately 9% of Sheridan Investments, LLC, which is the beneficial owner of approximately 18% of our common stock. The aggregate sale price for the interest in Panorama Falls was $4,800,000 payable by the Freemark Abbey as follows:

     o $2,180,000 to KeyBank National Association to pay down a portion of the existing mortgage loan;
     o the assumption of 80% of the remaining existing mortgage loan in the amount of $2,395,732; and
     o    the remainder of $304,268, less closing costs, in cash to us.

     We retained a 20% interest in the property and will continue to operate and manage the property. We will earn a management fee equal to 5% of the gross collected rents and an incentive fee from Freemark Abbey based on the total return of the investment. The incentive fee is calculated as 25% of the cash remaining after both parties have received distributions equal to their initial investments in the property plus a 12% annually compounded cumulative return.

Agreement with Sheridan Realty Advisors, LLC

     Effective January 1, 2000, we entered into an agreement with Sheridan Realty Advisors for it to act as our administrator and to assume responsibility for our day-to-day operations. This agreement was amended and restated in March 2001 and was further amended and restated as of January 1, 2002 to reduce the types of services provided to AmeriVest and the fees paid by AmeriVest to Sheridan Realty Advisors as a result of our purchase of the administrative, property management and accounting services business from Sheridan Realty Advisors, as described in more detail below.

     Prior to the amendment and restatement of the advisory agreement effective as of January 1, 2002, we paid Sheridan Realty Advisors a monthly administrative fee of $15,800, which was to increase annually by 5%, a property management and accounting fee equal to 5% of the gross collected rents received by us from the managed properties, and a capital project fee equal to 3% of the total cost of all capital projects in excess of $100,000 and approved by us. In addition, Sheridan Realty Advisors was entitled to an advisory fee equal to 5% of the equity value of all real property acquired or long-term leased by AmeriVest during the term of the agreement. Equity value is equal to the acquisition price of the property, including expenses of purchase, plus any capital expenditures and lease-up costs incurred in connection with the property during the first 12 months of ownership less any mortgage debt assumed or incurred in connection with the acquisition. This fee was intended to cover overhead expenses of Sheridan Realty Advisors not covered by the other fees paid by AmeriVest and is limited to amounts set forth in an annual budget submitted to AmeriVest.

     In addition, Sheridan Realty Advisors received incentive compensation in the form of five-year warrants to purchase up to 750,000 shares of our common stock at $5.00 per share. The warrants were issued as of January 1, 2000, and 225,000 warrants vested immediately after approval of the issuance of the warrants by our stockholders on June 6, 2000. Sheridan Realty Advisors may utilize the warrants as incentive compensation to its employees. Vested warrants may only be exercised beginning on January 1, 2003. The remaining 525,000 warrants vest only upon the completion of an acquisition or long-term lease of real property by us. During the year ended December 31, 2001, Sheridan Realty Advisors had approximately 387,662 warrants vest under this agreement. As of December 31, 2001, 436,457 of the remaining 525,000 warrants had vested. For a more detailed description of the warrant arrangements with Sheridan Realty Advisors under the advisory agreement, see "--Sheridan Realty Advisors, LLC Warrants."

     As of December 31, 2001, we had no direct employees. At that date, Sheridan Realty Advisors had 31 employees who spent the majority of their time on our business. All five of our executive officers were employed by Sheridan Realty Advisors and received all of their cash or deferred compensation, health insurance benefits and reimbursement of approved business expenses from Sheridan Realty Advisors. In addition, our executive officers, who are also owners of Sheridan Realty Advisors, were entitled to receive a portion of the five-year incentive warrants described above. In 2001, our five executive officers earned aggregate cash or deferred compensation of $780,000 from Sheridan Realty Advisors, with each executive officer receiving compensation paid or deferred in excess of $100,000. As of December 31, 2002, we had an outstanding balance of $494,531 payable to Sheridan Realty Advisors in connection with previously performed services. Under an agreement between us and Sheridan Realty Advisors dated June 27, 2001, we do not have an obligation to pay any of this outstanding balance until July 27, 2002.

     Effective as of January 1, 2002, we purchased the administrative and property management and accounting services business from Sheridan Realty Advisors for the sum of $100 plus the book value of the furniture, fixtures and equipment at December 31, 2001, which was approximately $50,000. Three of our senior executives and 22 of the other employees of Sheridan Realty Advisors became our direct employees and manage our day-to-day operations. We agreed to assume sponsorship of, and all assets of and liabilities attributable to, the transferred employees under the employee benefit plans of Sheridan Realty Advisors. The three senior executives who became our employees, William T. Atkins, our Chief Executive Officer, Charles K. Knight, our President, and D. Scott Ikenberry, our Chief Financial Officer, will also remain employees of Sheridan Realty Advisors and their 2002 salary obligations will be shared between us and Sheridan Realty Advisors such that we will pay their cash compensation and Sheridan Realty Advisors will accrue their deferred compensation as a liability of Sheridan Realty Advisors.

     In connection with our purchase of the administrative and property management and accounting services business from Sheridan Realty Advisors, we amended and restated our advisory agreement with Sheridan Realty Advisors as of December 31, 2001 and became a self-administered REIT. Sheridan Realty Advisors continues to serve as an outside advisor to the company in connection with capital market activities, real estate acquisitions and dispositions and major capital projects. For these services, Sheridan Realty Advisors will continue to earn an advisory fee equal to 5% of the equity value of all real property acquired or long-term leased by us and a capital project fee equal to 3% of the total cost of all capital projects in excess of $100,000 and approved by us, as well as continued vesting of the warrants. The amended and restated advisory agreement expires on December 31, 2003 unless terminated earlier. The agreement may be terminated upon 120 days' notice by a majority of our directors who are not affiliated with Sheridan Realty Advisors or by a vote of a majority of our stockholders. In addition, we may terminate the agreement without penalty and without advance notice to Sheridan Realty Advisors upon a material change in the ownership, control or management of Sheridan Realty Advisors. The agreement provides that the resignation of either Mr. Atkins or Mr. Knight from Sheridan Realty Advisors without our prior approval will be deemed a material change in control of Sheridan Realty Advisors.

Line of Credit with Sheridan Investments, LLC

     On June 13, 2001, our Board of Directors approved our obtaining a $500,000 one-year line of credit from Sheridan Investments. On March 11, 2002, the Board approved an increase in this line of credit to $1,500,000. As of December 31, 2001, there was no outstanding balance on this line of credit. This line of credit, which is unsecured and has a rate of interest equal to 75 basis points above the prevailing prime rate charged by Ferris, Baker Watts, provides us with additional liquidity on terms that are more favorable to us than our continuing line of credit with US Bank. Among the more favorable terms are the lack of fees and the unsecured nature of this line of credit. Our line of credit with US Bank is secured by a second mortgage on our Sheridan Center property and a negative pledge on the assets of our AmeriVest Buildings Texas Inc. subsidiary, with an interest rate equal to one point over that bank's prime lending rate.

Conflicts of Interest Policies

     Our Board of Directors and our officers are subject to certain provisions of Maryland law which are designed to eliminate or minimize the effects of certain potential conflicts of interest. In addition, our bylaws provide that any transaction between us and an interested party must be fully disclosed to our Board, and that a majority of the directors not otherwise interested in the transaction (including a majority of independent directors) must make a determination that the transaction is fair, competitive and commercially reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

     All future transactions between us and our officers, directors and 5% stockholders will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of independent, disinterested directors of AmeriVest. We believe that by following these procedures, AmeriVest will be able to mitigate the possible effects of these conflicts of interest.

     Other than as described in this section, there are no material relationships between us and our directors, executive officers or known holders of more than 5% of our common stock.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment. See below, "Proposals By Individual Stockholders; Discretionary Authority To Vote Proxies."

                                VOTING PROCEDURES

     Votes at the Annual Meeting of Stockholders are counted by Inspectors of Election appointed by the chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, including the election of directors and the ratification of the selection of the independent auditors, unless a different number of votes is required by statute or our Articles of Incorporation.

     Abstentions by those present at the meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the name of brokers that are not voted are treated as not present.

                      PROPOSALS BY INDIVIDUAL STOCKHOLDERS;
                     DISCRETIONARY AUTHORITY TO VOTE PROXIES

     In order to be considered for inclusion in our proxy statement and form of proxy relating to the next annual meeting of stockholders following the end of our 2002 fiscal year, proposals by individual stockholders must be received by us no later than January 23, 2003. Stockholder proposals also must comply with certain SEC rules and regulations.

     Proposals that are not included in our proxy statement will be considered timely and may be presented at next year's annual meeting only if the advance notice provisions of our bylaws are satisfied. Generally, in order for a shareholder to transact business at our annual meeting, a stockholder's notice of a proposal must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our Corporate Secretary not less than 53 days nor more than 90 days prior to our annual meeting. If less than 60 days notice of the annual meeting is given to stockholders, written notice of the proposal must be delivered or mailed, in the manner described above, to our Corporate Secretary no later than the seventh day following the day on which notice of the annual meeting was mailed to stockholders. If notice is not provided as described above, the persons named in our proxy for our 2003 annual meeting will be allowed to exercise their discretionary authority to vote on any such proposal without the matter having been discussed in the proxy statement for the 2003 annual meeting. A shareholder must also comply with certain other provisions of our bylaws. A description of the procedures that must be followed by shareholders submitting proposals to nominate directors is described in greater detail above under "Proposal No. 1 - Election of Directors." For a copy of our bylaws, please contact our Corporate Secretary at 1780 South Bellaire Street, Suite 515, Denver, Colorado 80222.

                     AVAILABILITY OF REPORTS ON FORM 10-KSB

  UPON WRITTEN REQUEST, AMERIVEST WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 TO ANY OF AMERIVEST'S STOCKHOLDERS OF RECORD, OR TO ANY STOCKHOLDER WHO OWNS OUR COMMON
    STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT THE CLOSE OF BUSINESS ON APRIL 5, 2002. ANY REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM
10-KSB SHOULD BE MAILED TO THE SECRETARY, AMERIVEST PROPERTIES INC., 1780 SOUTH
      BELLAIRE STREET, SUITE 515, DENVER, COLORADO 80222, (303) 297-1800.

  This notice and proxy statement are sent by order of the Board of Directors.




Dated:  April 23, 2002                               Alexander S. Hewitt
                                                     Corporate Secretary

                                    * * * * *

PROXY                                                                      PROXY
                    For the Annual Meeting of Stockholders of
                            AMERIVEST PROPERTIES INC.
               Proxy Solicited on Behalf of the Board of Directors

     The undersigned stockholder of AmeriVest Properties Inc. (the "Corporation") hereby appoints William T. Atkins and Charles K. Knight, or either of them, as proxies or __________________ (stockholders may strike the person(s) designated by the management of the Corporation and insert the name and address of the person(s) to vote the proxy and mail the proxy to the named proxy holder(s)) with full power of substitution to vote or otherwise represent all the shares of the undersigned with all of the powers which the undersigned would possess if personally present and voting such shares at the Annual Meeting of Stockholders of the Corporation, to be held at Hotel Monaco, 909 17th Street, Denver, Colorado 80202 on May 23, 2002 at 10:00 a.m. (Denver time), or any adjournments thereof, on the following matters. The undersigned hereby revokes any proxy previously given with respect to such shares.

1. Election of the following directors to hold office until the annual meeting of stockholders to be held in the year 2005 and thereafter until their successors are duly elected and have qualified:

     FOR William T. Atkins,     [ ]    WITHHOLD AUTHORITY to vote for     [ ]
       Class 3 director                  William T. Atkins

     FOR Robert W. Holman, Jr., [ ]    WITHHOLD AUTHORITY to vote for     [ ]
       Class 3 director                  Robert W. Holman, Jr.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1 and 2 and, in the discretion of the proxy holders, on any other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof. This proxy is solicited on behalf of the Board of Directors of AmeriVest Properties Inc.

                (Continued and to be signed on the reverse side)
--------------------------------------------------------------------------------

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [ ]

                                             Dated:
                                             -----------------------------------

                                             Signature:
                                             -----------------------------------

                                             Signature:
                                             -----------------------------------
                                             Signature if held jointly

                                             (Please sign exactly as shown on
                                             your stock certificate and on
                                             the envelope in which this proxy
                                             was mailed. When signing as
                                             partner, corporate officer,
                                             attorney, executor,
                                             administrator, trustee,
                                             guardian, etc., give full title
                                             as such and sign your own name
                                             as well. If stock is held
                                             jointly, each joint owner should
                                             sign.)